Cohen McCurdy
Certified Public Accountants

Cohen McCurdy, Ltd.
826 Westpoint Pkwy., Suite 1250
Westlake, OH 44145-1594

www.cohenmccurdy.com

440.835.8500
440.835.1093 *fax*

# CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the use of our report dated May 18, 2005 for the Jhaveri Value Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 12 to The Jhaveri Trust's Registration Statement on Form N-1A (file No. 33-89288), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.

Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio
June 1, 2005